As filed with the Securities and Exchange Commission on July 18, 2017

Registration No. 333-205377

Registration No. 333-202469

Registration No. 333-168762

Registration No. 333-143277

Registration No. 333-134460

Registration No. 333-128049

Registration No. 333-128046

Registration No. 333-64222

Registration No. 333-31857

Registration No. 333-31855

Registration No. 333-1668

Registration No. 33-96510

Registration No. 33-96506

Registration No. 33-46683

Registration No. 33-46682

Registration No. 33-41990

Registration No. 33-41989

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 FORM S-8 REGISTRATION STATEMENT NO. 333-205377

POST EFFECTIVE AMENDMENT NO. 1 FORM S-8 REGISTRATION STATEMENT NO. 333-202469

POST EFFECTIVE AMENDMENT NO. 1 FORM S-8 REGISTRATION STATEMENT NO. 333-168762

POST EFFECTIVE AMENDMENT NO. 1 FORM S-8 REGISTRATION STATEMENT NO. 333-143277

POST EFFECTIVE AMENDMENT NO. 1 FORM S-8 REGISTRATION STATEMENT NO. 333-134460

POST EFFECTIVE AMENDMENT NO. 1 FORM S-8 REGISTRATION STATEMENT NO. 333-128049

POST EFFECTIVE AMENDMENT NO. 1 FORM S-8 REGISTRATION STATEMENT NO. 333-128046

POST EFFECTIVE AMENDMENT NO. 1 FORM S-8 REGISTRATION STATEMENT NO. 333-64222

POST EFFECTIVE AMENDMENT NO. 1 FORM S-8 REGISTRATION STATEMENT NO. 333-31857

POST EFFECTIVE AMENDMENT NO. 1 FORM S-8 REGISTRATION STATEMENT NO. 333-31855

POST EFFECTIVE AMENDMENT NO. 2 FORM S-8 REGISTRATION STATEMENT NO. 333-1668

POST EFFECTIVE AMENDMENT NO. 1 FORM S-8 REGISTRATION STATEMENT NO. 33-96510

POST EFFECTIVE AMENDMENT NO. 1 FORM S-8 REGISTRATION STATEMENT NO. 33-96506

POST EFFECTIVE AMENDMENT NO. 1 FORM S-8 REGISTRATION STATEMENT NO. 33-46683

POST EFFECTIVE AMENDMENT NO. 1 FORM S-8 REGISTRATION STATEMENT NO. 33-46682

POST EFFECTIVE AMENDMENT NO. 1 FORM S-8 REGISTRATION STATEMENT NO. 33-41990

POST EFFECTIVE AMENDMENT NO. 1 FORM S-8 REGISTRATION STATEMENT NO. 33-41989

UNDER

THE SECURITIES ACT OF 1933

PANERA BREAD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	04-2723701
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3630 South Geyer Road, Suite 100
St. Louis, MO	63127
(Address of principal executive offices)	(Zip Code)

2015 STOCK INCENTIVE PLAN

EMPLOYEE STOCK PURCHASE PLAN

2006 STOCK INCENTIVE PLAN

1992 EMPLOYEE STOCK PURCHASE PLAN

PANERA BREAD COMPANY 2005 LONG-TERM INCENTIVE PROGRAM

PANERA BREAD COMPANY 2001 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN

PANERA BREAD COMPANY SAVINGS PLAN

MANAGING PARTNER INCENTIVE PLAN

FORMULA STOCK OPTION PLAN FOR INDEPENDENT DIRECTORS

1992 EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION PLAN FOR EMPLOYEES

(Full title of plan)

Louis DiPietro

Senior Vice President and General Counsel and Secretary

Panera Bread Company

3630 South Geyer Road, Suite 100

St. Louis, MO 63127

(Name and address of agent for service)

(314) 984-1000

(Telephone number, including area code, of agent of service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth cmpany” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENTS

This Post-Effective Amendment (the “Post-Effective Amendment”), amends the registration statements on Form S-8 (the “Registration Statements”) filed by the Registrant with the Securities and Exchange Commission (“SEC”):

•	Registration Statement No. 333-205377, originally filed with the SEC on June 30, 2015, registering: 1,750,000 shares of Class A Common Stock of the Registrant, $.0001 par value per share (the “Class A Common Stock”) under the 2015 Stock Incentive Plan;

•	Registration Statement No. 333-202469, originally filed with the SEC on March 3, 2015, registering: 100,000 shares of Class A Common Stock of the Registrant under the Employee Stock Purchase Plan;

•	Registration Statement No. 333-168762, originally filed with the SEC on August 11, 2010, registering: 800,000 shares of Class A Common Stock of the Registrant under the 2006 Stock Incentive Plan; and 125,000 shares of Class A Common Stock of the Registrant under the 1992 Employee Stock Purchase Plan;

•	Registration Statements No. 333-143277, originally filed with the SEC on May 25, 2007, registering: 125,000 shares of Class A Common Stock of the Registrant under the 1992 Employee Stock Purchase Plan;

•	Registration Statement No. 333-134460, originally filed with the SEC on May 25, 2006, registering: 1,500,000 shares of Class A Common Stock of the Registrant under the 2006 Stock Incentive Plan;

•	Registration Statement No. 333-128049, originally filed with the SEC on September 1, 2005, registering: 1,627,051 shares of Class A Common Stock of the Registrant under the 2005 Long-Term Incentive Program which is a sub-plan under the Panera Bread Company 2001 Employee, Director and Consultant Stock Option Plan (the “2001 Plan”) and the 1992 Equity Incentive Plan;

•	Registration Statement No. 333-128046, originally filed with the SEC on September 1, 2005, registering: 1,000,000 shares of Class A Common Stock of the Registrant under the 2001 Plan;

•	Registration Statement No. 333-64222, originally filed with the SEC on June 29, 2001, registering: 1,500,000 shares of Class A Common Stock of the Registrant under the 2001 Plan; and 500,000 shares of Class A Common Stock of the Registrant under the Panera Bread Company Savings Plan;

•	Registration Statement No. 333-31857, originally filed with the SEC on July 23, 1997, registering: 200,000 shares of Class A Common Stock of the Registrant (as successor to Au Bon Pain Co., Inc.) under the 1992 Employee Stock Purchase Plan;

•	Registration Statement No. 333-31855, originally filed with the SEC on July 23, 1997, registering: 1,800,000 shares of Class A Common Stock of the Registrant (as successor to Au Bon Pain Co., Inc.) under the 1992 Equity Incentive Plan;

•	Registration Statement No. 333-1668, originally filed with the SEC on February 26, 1996 and amended by Post-Effective Amendment No. 1, which was filed with the SEC on June 12, 1996, registering 120,000 shares of Class A Common Stock of the Registrant (as successor to Au Bon Pain Co., Inc.) under the Managing Partner Incentive Plan;

•	Registration Statement No. 33-96510, originally filed with the SEC on September 1, 1995, registering 1,550,000 shares of Class A Common Stock of the Registrant (as successor to Au Bon Pain Co., Inc.) under the 1992 Equity Incentive Plan;

•	Registration Statement No. 33-96506, originally filed with the SEC on September 1, 1995, registering 150,000 shares of Class A Common Stock of the Registrant (as successor to Au Bon Pain Co., Inc.) under the Formula Stock Option Plan for Independent Directors;

•	Registration Statement No. 33-46683, originally filed with the SEC on March 26, 1992, registering 150,000 shares of Class A Common Stock of the Registrant (as successor to Au Bon Pain Co., Inc.) under the 1992 Employee Stock Purchase Plan;

•	Registration Statement No. 33-46682, originally filed with the SEC on March 26, 1992, registering 950,000 shares of Class A Common Stock of the Registrant (as successor to Au Bon Pain Co., Inc.) under the 1992 Equity Incentive Plan;

•	Registration Statement No. 33-41990, originally filed with the SEC on August 8, 1991, registering 825,000 shares of Class B Common Stock of the Registrant (as successor to Au Bon Pain Co., Inc.), $.0001 par value per share (the “Class B Common Stock”) under the Non-Qualified Incentive Stock option Plan for Employees; and

•	Registration Statement No. 33-41989, originally filed with the SEC on August 8, 1991, registering 150,000 shares of Class B Common Stock of the Registrant (as successor to Au Bon Pain Co., Inc.), under the Employee Stock Purchase Plan.

On July 18, 2017, pursuant to the Agreement and Plan of Merger, dated as of April 4, 2017 by and among the Registrant, Rye Parent Corp., a Delaware corporation (“Parent”), Rye Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”) and JAB Holdings B.V., a Dutch Besloten Vennootschap met beperkte aansprakelijkheid (private company with limited liability), Merger Sub merged with and into the Registrant (the “Merger”), the Registrant became a wholly-owned subsidiary of Parent, and all outstanding shares of common stock of the Registrant were converted into the right to receive $315.00 per share in cash. In connection with the Merger, as of the date hereof, the Registrant has terminated all offerings of the Registrant’s securities pursuant to the Registration Statements.

As a result of the Merger, the Registrant terminated any and all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with an undertaking made by the Registrant in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration all of such securities of the Registrant registered but that remain unsold under the Registration Statements, if any. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Registration Statements on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on this 18th day of July, 2017.

PANERA BREAD COMPANY

By:	/s/ Louis DiPietro
	Name:	Louis DiPietro
	Title:	Senior Vice President and General Counsel and Secretary

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 under the Securities Act of 1933, as amended.